                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


We have issued our report dated September 30, 1997, accompanying the consolidated financial statements included in the Annual Report of DualStar Technologies Corporation on Form 10-K for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in the Registrant Statement of DualStar Technologies Corporation on Form S-8 (File No. 33-97708, effective October 3, 1995).



GRANT THORNTON LLP




New York, New York
September 30, 1997